UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Edible Garden AG Incorporated
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Edible Garden Announces Adjournment of Annual Meeting to Facilitate Additional Shareholder Participation

Annual Meeting Reconvened for June 25, 2026; No Changes to Proposals and Previously Submitted Proxies Remain Valid

Company Encourages Shareholders Who Have Not Yet Voted to Vote as Soon as Possible

BELVIDERE, N.J., June 18, 2026 (GLOBE NEWSWIRE) -- Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today announced that its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) was convened as scheduled and adjourned until June 25, 2026 to provide additional time for shareholders to vote and ensure broader participation in the voting process.

The Annual Meeting will reconvene virtually on June 25, 2026, at 10:00 a.m. Eastern Time, when shareholders will vote on the proposals outlined in the Company’s definitive proxy statement previously filed with the U.S. Securities and Exchange Commission. No changes have been made to the proposals being presented for shareholder consideration, and shareholders of record as of May 6, 2026, remain eligible to vote at the reconvened meeting.

The Company encourages shareholders who have not yet voted to do so as soon as possible to ensure their shares are represented, and all previously submitted proxies will remain valid and be voted unless properly revoked.

“Shareholder engagement remains a priority for our Company, and we believe it is important that all shareholders have the opportunity to participate in the Company’s Annual Meeting,” said Jim Kras, Chief Executive Officer of Edible Garden. “This adjournment provides additional time for shareholders to cast their votes, and we encourage all eligible shareholders who have not yet voted to do so. We appreciate the continued support and engagement of our shareholders and look forward to their participation at the reconvened meeting.”

For assistance voting your shares or if you have questions regarding the Annual Meeting or proxy materials, please contact the Company’s proxy solicitor:

Advantage Proxy, Inc.

Toll-Free: (877) 870-8565

Email: ksmith@advantageproxy.com

Additional information is available on the SEC’s website at www.sec.gov and on the Company’s investor relations website.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering locally grown, organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 6,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact. The Company is also expanding its Prairie Hills facility in Webster City, Iowa, into a dedicated ready-to-drink (RTD) clean nutrition manufacturing hub, supporting its Farm-to-Formula® strategy and its transformation into higher-margin, shelf-stable nutrition categories.

Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

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The Company has been recognized as a FoodTech 500 firm by Forward Fooding, is a multi-year participant in Walmart’s Project Gigaton and a Giga Guru designee and has received NRG’s Excellence in Energy Award for its commitment to measurable environmental performance and energy stewardship. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Annual Meeting . The words “believe,” “design,” “look forward,” “seek,” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, market and other conditions, and other factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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